Exhibit 10.12

Consulting Agreement

This Consulting Agreement (“Agreement”), dated February 1, 2023 is between Unifoil Holdings, Inc. (“Client”) and Bar-Bar, Inc. (“Consultant”).

In consideration of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Consultant (individually the “Party” and collectively the “Parties”) agree as follows:

Services Provided

1.	The Client hereby agrees to engage the Consultant to provide the Client with the following consulting services (“Services”)

a.	Services will include assisting the Client with various business and financial issues.

2.	Services will also include any other consulting services which the Parties may agree on.

Term of the Agreement

This Agreement amends and restated the oral agreement that was effective as of August 1, 2008. The term of the Agreement will begin February 1, 2023 and will remain in full force and effect for one year subject to early termination as provided in this Agreement.

Compensation

The Consultant will receive $5,000 per month in compensation, payable monthly without invoice. The Consultant will not receive any reimbursement for expenses incurred.

Confidentiality

Confidential information (“Confidential Information”) refers to any data or information relating to the business of the Client which would reasonably be considered to be proprietary to the Client. The Consultant agrees to not disclose, divulge, reveal, or use for any purpose any Confidential Information the Consultant has obtained, except as authorized by the client or as required by law. The obligations of confidentiality will survive indefinitely upon termination of this Agreement.

Intellectual Property

All intellectual property and related material including without limitation trade secrets, patents, copyrights that is developed or produced under this Agreement is the sole property of the Client, and may be used by the Client without restriction.

Upon expiration or termination o this Agreement the Consultant will return to the Client any property, records, documentation, and Intellectual Property which is the property of the Client.

Independent Contractor

In providing the Services under this Contract it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant is responsible for paying and complying with all reporting requirements for all local, state and federal taxes for all payments made to Consultant under this Agreement.

No Exclusivity

The Parties acknowledge that this Agreement is non exclusive and that either party will be free during and after the term, to engage or contract with third parties for the provision of services similar to the Services

Entire Agreement

It is agreed that there is no representation, warranty, collateral agreement, or condition affecting this Agreement except as expressly provided in this Agreement.

Notices

All notices, demands, requests, or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties at the following addresses.

1.	Unifoil Holdings, Inc. 12 Daniel Road Fairfield New Jersey 07004

2.	Bar-Bar, Inc. 6 Quarry Drive, Unit D3 Woodland Park New Jersey 07424

Additional Clause

This Agreement will terminate upon completion of a “Public Offering” by the Client. For purposes of this Agreement, a Public Offering shall mean the date upon with the Company shall become duly registered for public marketing and sale of its stock by the U.S Securities and Exchange Commission and common stock of the Company shall be actively traded on either Nasdaq or the New York Stock Exchange.

Modification of the Agreement

Any amendment or modification of this Agreement will only be binding if evidenced in writing signed by each Party.

Governing Law

This Agreement will be governed by and construed in accordance with the Laws of the State of New Jersey.

IN WITNESS WHEREOF the Parties have duly affixed their signatures on this First day of February, 2023.

Unifoil Holdings, Inc

Per _____________________ , President

Bar-Bar, Inc

Per _____________________ President